Exhibit 99.1

NEWS RELEASE Media Contact: David Carter, dwcarter@magellanhealth.com, (860) 507-1909 Investor Contact: Renie Shapiro, rshapiro@magellanhealth.com, (877) 645-6464

MAGELLAN HEALTH SERVICES REPORTS

THIRD QUARTER 2013 FINANCIAL RESULTS

- Updates 2013 Guidance -

AVON, Conn. — October 24, 2013 — Magellan Health Services Inc. (NASDAQ: MGLN) today reported financial results for the third quarter 2013, as summarized below. For the quarter ended September 30, 2013, the company reported net revenue of $873.6 million, segment profit of $59.2 million, and net income of $47.2 million or $1.70 per diluted common share. Segment profit represents income from operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on sale of assets, special charges or benefits and income taxes.

Financial Results

	Three Months Ended September 30			Nine Months Ended September 30
(Millions, except per share results)	2013	2012	Increase/ (Decrease)	2013	2012	Increase/ (Decrease)
Revenue	$873.6	$798.4	9.4%	$2,538.1	$2,377.1	6.8%
Segment Profit	59.2	69.4	(14.7)%	203.5	189.6	7.3%
Net Income	47.2	66.3	(28.8)%	106.8	114.0	(6.3)%
Earnings Per Share	1.70	2.36	(28.0)%	3.87	4.10	(5.6)%

As of September 30, 2013, the company had unrestricted cash and investments of $355.9 million, prior to the closing of the Partners Rx transaction on October 1.

“Magellan had a solid quarter, and we made significant progress in advancing our growth strategies,” said Barry M. Smith, chief executive officer.

“This is a particularly dynamic time as we continue to transform the company and position it for the changing health care market and for future growth.  In Magellan Complete Care, we received notice of a contract award from the state of Florida to launch a Medicaid specialty plan for individuals with Serious Mental Illness (SMI), and we signed definitive agreements for a strategic investment in AlphaCare of New York, a newly-licensed Medicaid Managed Long Term Care HMO and Medicare Plan.  We also completed the acquisition of Partners Rx, a full-service commercial pharmacy benefits management company with a strong focus on health plans and self-funded employers.

“We’ve added two highly experienced business leaders to our executive team.  Bob Field, President and CEO of Partners Rx, has become the CEO of Magellan Pharmacy Solutions, which includes all of our pharmacy products.  Additionally, Sam Srivastava, has been appointed to the new position of CEO of Magellan Plan Services, which includes our core commercial and public sector behavioral health businesses, as well as Magellan Complete Care.  Bob and Sam are dynamic leaders with significant track records of success and innovation, and they, along with our entire executive team, are committed to taking the steps necessary to best position the company for continued future growth.”

Outlook

“Given the results to date, the expected fourth quarter impact of the Partners Rx acquisition, and the extension of our Maricopa County, AZ contract through March 31, 2014, we are now expecting our full year 2013 guidance for net revenue in the range of $3.5 to $3.7 billion, net income of $118 to $136 million, and segment profit in the upper half of our range of $245 to $265 million,” said Jonathan N. Rubin, chief financial officer.  “Taking into account the impact of share repurchase activity through October 21st, 2013, but not considering any potential future share repurchases, our guidance range for fully diluted EPS is estimated to be $4.28 to $4.93.

“Looking ahead, after adjusting the current 2013 segment profit guidance range for $15 million of net favorable, out-of-period adjustments, we currently expect that we will have moderately lower segment profit in 2014.  We will provide detailed 2014 guidance during our December call.”

Earnings Results Conference Call

Management will host a conference call at 10:00 a.m. Eastern Time on Thursday, October 24, 2013. To participate in the conference call, interested parties should call 1-800-857-1812 and reference the pass code Third Quarter Earnings Call 2013 approximately 15 minutes before the start of the call. The conference call will also be available via a live Webcast at Magellan’s investor relations page at www.MagellanHealth.com.

About Magellan Health Services: Headquartered in Avon, Conn., Magellan Health Services Inc. is a leading specialty health care management organization with expertise in managing behavioral health, radiology, and pharmacy benefits programs, as well as integrated health care programs for special populations. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve. As of September 30, 2013, Magellan’s customers include health plans, employers and government agencies, serving approximately 33.9 million members in our behavioral health business, 17.5 million members in our radiology benefits management segment, and approximately 9.2 million members in our medical pharmacy management product. In addition, the pharmacy solutions segment served 39 health plans and employers, 25 states and the District of Columbia, and several pharmaceutical manufacturers. For more information, visit www.MagellanHealth.com.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2013 revenue, net income, segment profit, out-of-period adjustments, and earnings per share, 2014 segment profit, and strategy and growth. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the health care services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on February 28, 2013, and the company’s subsequent Quarterly Reports on Form 10-Q filed during 2013. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure. Further information regarding this measure, including the reasons management considers this information useful to investors, are included in the company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

Media Contact

David W. Carter

860-507-1909

DWCarter@MagellanHealth.com

Investor Contact

Renie Shapiro

877-645-6464

RShapiro@MagellanHealth.com

# # #

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine months Ended September 30,
	2012	2013 (1)	2012	2013 (1)

Net revenue:
Managed care and other	$711,092	$775,957	$2,114,149	$2,255,748
Dispensing	87,345	97,641	262,974	282,359
Total net revenue	798,437	873,598	2,377,123	2,538,107

Cost and expenses:
Cost of care	516,238	570,187	1,543,361	1,642,944
Cost of goods sold	81,662	91,853	245,555	265,440
Direct service costs and other operating expenses (2)	135,574	156,834	412,496	440,958
Depreciation and amortization	15,239	17,654	45,172	50,770
Interest expense	537	789	1,713	2,191
Interest income	(350)	(291)	(1,619)	(1,002)
	748,900	837,026	2,246,678	2,401,301
Income before income taxes	49,537	36,572	130,445	136,806
(Benefit) provision for income taxes	(16,725)	(10,660)	16,420	30,036
Net income	66,262	47,232	114,025	106,770
Other comprehensive income (loss) (3)	120	110	208	(37)
Comprehensive income	$66,382	$47,342	$114,233	$106,733

Weighted average number of common shares outstanding — basic	27,521	26,990	27,346	26,976
Weighted average number of common shares outstanding — diluted	28,042	27,704	27,835	27,563

Net income per common share — basic	$2.41	$1.75	$4.17	$3.96
Net income per common share — diluted	$2.36	$1.70	$4.10	$3.87

(1)   For a more detailed discussion of Magellan’s results for the quarterly period ended September 30, 2013, refer to the Company’s Quarterly Report on Form 10-Q, which will be filed with the SEC on Thursday, October 24, 2013, and the live broadcast or taped replay of the Company’s earnings conference call on Thursday, October 24, 2013, which will be available at www.MagellanHealth.com.

(2)   Includes stock compensation expense of $4,468 and $4,524 for the three months ended September 30, 2012 and 2013, respectively, and $13,935 and $14,764 for the nine months ended September 30, 2012 and 2013, respectively.

(3)   Net of income tax provision (benefit) of $78 and $74 for the three months ended September 30, 2012 and 2013, respectively, and $134 and $(25) for the nine months ended September 30, 2012 and 2013, respectively.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2012	2013 (1)

Cash flows from operating activities:
Net income	$114,025	$106,770

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45,172	50,770
Non-cash interest expense	544	552
Non-cash stock compensation expense	13,935	14,764
Non-cash income tax expense (benefit)	12,395	(164)
Non-cash amortization on investments	5,373	7,273
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash (2)	(59,777)	17,987
Accounts receivable, net	604	(19,231)
Pharmaceutical inventory	(2,002)	(1,680)
Other assets	(4,218)	(9,781)
Accounts payable and accrued liabilities	(17,854)	6,685
Medical claims payable and other medical liabilities	37,422	16,144
Tax contingencies	(34,616)	(22,981)
Other	654	4,174
Net cash provided by operating activities	111,657	171,282

Cash flows from investing activities:
Capital expenditures	(53,049)	(42,091)
Purchase of investments	(197,525)	(235,946)
Maturity of investments	215,150	233,723
Other	—	(7,900)
Net cash used in investing activities	(35,424)	(52,214)

Cash flows from financing activities:
Payments to acquire treasury stock	—	(49,462)
Proceeds from exercise of stock options and warrants	13,092	24,548
Payments on capital lease obligations	—	(2,310)
Other	135	484
Net cash provided by (used in) financing activities	13,227	(26,740)

Net increase in cash and cash equivalents	89,460	92,328
Cash and cash equivalents at beginning of period	119,862	189,464
Cash and cash equivalents at end of period	$209,322	$281,792

(1)           The Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2013 will be filed with the SEC on Thursday, October 24, 2013.

(2)           Includes the net shift of restricted funds between cash and investments that results in an operating cash flow change that is directly offset by an investing cash flow change.  During the nine months ended September 30, 2012, restricted investments of $27,421 were shifted to restricted cash that resulted in an operating cash flow use, with restricted cash of $33,610 shifted to restricted investments during the nine months ended September 30, 2013 that resulted in an operating cash flow source.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2013 (1)	2012	2013 (1)

Managed care and other revenue
- Commercial	$176,713	$190,655	$535,464	$578,030
- Public Sector	407,265	445,260	1,206,289	1,266,739
- Radiology Benefits Management	88,126	94,125	253,809	277,118
- Pharmacy Solutions (2)	54,421	63,008	171,846	182,418
- Elimination (2)	(15,433)	(17,091)	(53,259)	(48,557)
Total managed care and other revenue	711,092	775,957	2,114,149	2,255,748

Dispensing revenue - Pharmacy Solutions	87,345	97,641	262,974	282,359

Cost of care
- Commercial	100,973	118,022	323,992	354,520
- Public Sector (2)	358,959	382,913	1,058,384	1,095,694
- Radiology Benefits Management	58,080	65,403	166,364	182,212
- Pharmacy Solutions	13,659	20,940	47,880	59,075
- Elimination (2)	(15,433)	(17,091)	(53,259)	(48,557)
Total cost of care	516,238	570,187	1,543,361	1,642,944

Cost of goods sold - Pharmacy Solutions	81,662	91,853	245,555	265,440

Direct service costs and other operating expenses
- Commercial	43,007	47,032	127,825	129,823
- Public Sector	22,948	27,826	66,850	82,403
- Radiology Benefits Management	14,045	13,990	41,113	41,224
- Pharmacy Solutions	27,565	32,281	83,532	93,216
- Corporate	28,009	35,705	93,176	94,292
Total direct service costs and other operating expenses	135,574	156,834	412,496	440,958

Stock compensation expense (3)
- Commercial	(293)	(124)	(830)	(390)
- Public Sector	(278)	(259)	(835)	(833)
- Radiology Benefits Management	(419)	(384)	(1,179)	(1,275)
- Pharmacy Solutions	(238)	(198)	(704)	(898)
- Corporate	(3,240)	(3,559)	(10,387)	(11,368)
Total stock compensation expense	(4,468)	(4,524)	(13,935)	(14,764)

Segment profit (loss)
- Commercial	33,026	25,725	84,477	94,077
- Public Sector	25,636	34,780	81,890	89,475
- Radiology Benefits Management	16,420	15,116	47,511	54,957
- Pharmacy Solutions	19,118	15,773	58,557	47,944
- Corporate and Elimination	(24,769)	(32,146)	(82,789)	(82,924)
Total segment profit	$69,431	$59,248	$189,646	$203,529

Reconciliation of segment profit to income before income taxes:
Segment profit	$69,431	$59,248	$189,646	$203,529
Stock compensation expense	(4,468)	(4,524)	(13,935)	(14,764)
Depreciation and amortization	(15,239)	(17,654)	(45,172)	(50,770)
Interest expense	(537)	(789)	(1,713)	(2,191)
Interest income	350	291	1,619	1,002
Income before income taxes	$49,537	$36,572	$130,445	$136,806

(1)           The Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2013 will be filed with the SEC on Thursday, October 24, 2013.

(2)           Public Sector has subcontracted with Pharmacy Solutions to provide pharmacy benefits management services on a limited risk basis for one of Public Sector’s customers.  As such, revenue and cost of care related to this intersegment arrangement are eliminated.

(3)           Stock compensation expense is included in direct service costs and other operating expenses; however, this amount is excluded from the computation of segment profit since it is managed on a consolidated basis.